Sub-item 77Q3 - Item 14: Additional Affiliated Broker/Dealers


Execution Ltd.

IBOXX Ltd.

K & N Kenanga Bhd

K&N Kenanga Holdings Bhd

Kenanga Deutsche Futures

Kenanga Deutsche Futures Sdn Bhd

MaxBlue Investimentos Distribuidora de Titulos e Valores Mobiliarios S. A.

Morgan Grenfell & Co Limited

Morgan Grenfell Private Equity Limited

Morgan Grenfell Securities

MTS Japan Securities Co. Ltd.

National Discount Brokers Group, Inc.

Nissay Deutsche Asset Management Europe Limited (33%)

OTC Deriv Limited

Pro Capital Spolka Akcyjna

PT Bina Tatalaksana Pasifik

PT BT Prima Securities Indonesia

PT Deutsche Securities Indonesia

Regis Partners Inc.

Scudder Kemper Investors

SOCX LLC

Tasfiye Halinde Bankers Trust Menkul Degerler A.S.

TheMarkets.com

Tokai Deutsche Asset Management Limited (40%)

Yieldbroker Pty Ltd.

*AsiaBondPortal

*BondsinAsia

*BT Opera Trading S.A. (dormant)

*DB Securities S. A.

*DBS Finance S. A.

*LoanX

*Mortgage Ramp

*Swapsclear

*Swapswire Limited

*Volbroker.com Limited

*Yensai

Banca Carime S.p.A.

Bank Inicjatyw Spoleczno-Ekonomicznych SA

Dr. Jung & Partner GmbH

EDORA Funding GmbH

EuroPace IPD Ltd.

eXtrahyp.de Aktiengesellschaft

Millennium Clearing Company, L.L.C.

Minex Corporation

Osaka Stock Exchange Co., Ltd.

Scudder Weisel Capital, L.L.C.

SLB Funding GmbH

TISCO Securities Hong Kong Limited

WERDA Betelligungsgesellschaft mbG


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